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                                                        Exhibit (i)
The Lutheran Brotherhood Family of Funds
625 Fourth Avenue South
Minneapolis, Minnesota  55415

August 5, 1999

The Lutheran Brotherhood Family of Funds
625 Fourth Avenue South
Minneapolis, Minnesota  55415

Gentlemen:

As counsel to the Lutheran Brotherhood Family of Funds, a business trust organized under the laws of the State of Delaware (the "Trust"), I have been asked to render an opinion in connection with the proposed issuance of the Trust of shares of beneficial interest of Lutheran Brotherhood Growth Fund, Lutheran Brotherhood Value Fund, and Lutheran Brotherhood Limited Maturity Bond Fund, which are three new series of the Trust that have been established and designated pursuant to Amendment No. 5 of the Trust's First Amended and Restated Master Trust Agreement, as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 66 under the Securities Act of 1933 to the Registration Statement on Form N-1A (Securities Act File No. 2-25984) to be filed by the Trust with the Securities and Exchange Commission (as amended, the "Registration Statement").

I wish to advise you that I have examined such documents and questions of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing, I am of the opinion that:

1. The Trust has been duly organized and is validly existing pursuant to the laws of the State of Delaware;

2. In its pre-effective Registration Statement, the Trust elected to register an indefinite number of shares pursuant to the provision of Rule 24f-2; and

3. The shares of beneficial interest of the Funds which are described in the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

I consent to this opinion being filed as an exhibit to the foregoing Registration Statement.

Sincerely,


/s/ John C. Bjork
John C. Bjork
Counsel